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                                  USA TRUCK

                            FOR IMMEDIATE RELEASE

                      VAN BUREN, ARKANSAS   MAY 30, 1997

USA Truck, Inc. (Nasdaq NMS: USAK) announced today that, effective June 2, 1997, it has appointed Reliance Trust Company of Atlanta, Georgia as the new transfer agent and registrar of the Common Stock of the Company. Reliance Trust Company will replace Boatmen's Trust Company of Arkansas. This move was prompted when Boatmen's Trust, which was recently acquired by NationsBank, advised the Company that it will not continue its transfer agent business.

Shareholders seeking information regarding stock transfers, lost certificates or address changes can contact Reliance Trust Company by calling 1-800-241-5568 or writing to:

                                  USA Truck, Inc.
                                  Shareholder Services
                                  c/o Reliance Trust Company
                                  P.O. Box 48449
                                  Atlanta, Georgia 30340-4099

The Company believes that this appointment will provide its shareholders with uninterrupted, reliable stock transfer service.

USA Truck is a medium haul, common and contract carrier specializing in truckload quantities of general commodities. The Company operates in the 48 contiguous United States and in the Canadian provinces of Ontario and Quebec.

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Contact:  JERRY D. ORLER, Chief Financial Officer - (501) 471-2657